SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 6, 2009

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement.

The Board of Directors for CH2M HILL Companies, Ltd. approved the 2010 Board services compensation for Board members who are not also employees of the company or its subsidiaries.

All non-employee directors will receive an annual retainer of $55,000 paid in quarterly installments effective January 1, 2010, up from $45,000 in 2009 and 2008.  The Lead Director will receive an additional annual retainer of $15,000, the same amount as last year.  The Compensation Committee Chairman will receive an additional retainer of $7,500, up from $5,000 in 2009.  The Audit and Finance Committee Chairman will receive an additional retainer of $10,000, up from $7,500 in 2009.  Non-employee directors who are members of the Compensation and the Audit and Finance Committee will receive an additional fee of $5,000 for each Committee on which they serve.

Additionally, each non-employee director shall receive a restricted stock award equal to $90,000, up from the previous award of $85,000.

CH2M HILL’s employee directors do not receive additional compensation for their Board service, but the company reimburses them for all expenses incurred in connection with such service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 12, 2009	By:	/s/ Margaret B. McLean

Margaret B. McLean
Vice President, General Counsel & Secretary